As filed with the Securities and Exchange Commission on May 17, 2012
Registration No. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ____________________________________________________

FORM S-8
____________________________________________________
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________________________________________

JACK IN THE BOX INC.
(Exact Name of Registrant as Specified in its Charter)
____________________________________________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-2698708 (I.R.S. Employer Identification No.)
9330 Balboa Avenue
San Diego, California 92123
(Address of Principal Executive Offices)

JACK IN THE BOX AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Phillip H. Rudolph
Executive Vice President, General Counsel and Corporate Secretary
9330 Balboa Avenue
San Diego, California 92123-1516
Telephone: (858) 571-2121
(Name, Address and Telephone Number of Agent for Service)

Copy to:
Jeffrey C. Thacker, Esq.
DLA Piper LLP (US)
4365 Executive, Suite 1100
San Diego, California 92121
Telephone: (858) 677-1400
Facsimile: (858) 677-1401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)		☐	Smaller reporting company		☐

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,700,000	$22.69	83,953,000	$9,621.01

(1) The additional securities to be registered under the Jack in the Box Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”) include 3,700,000 newly authorized shares of the registrant's common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan by reason of any stock split, stock dividend or similar adjustment effected without the registrant's receipt of consideration that results in an increase in the number of the registrant's outstanding shares of common stock.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, and based on the average of the high and low prices per share of the registrant's common stock on May 16, 2012, as reported on The Nasdaq Stock Market.
This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
INCORPORATION BY REFERENCE OF CONTENTS OF
FORM S-8 REGISTRATION STATEMENTS

The contents of the Registration Statements on Form S-8 previously filed with respect to the Plan listed below are incorporated by reference herein:

The Registration Statement on Form S-8 filed by Jack in the Box Inc. (the “Registrant”) with respect to the Jack in the Box Inc. 2004 Stock Incentive Plan (SEC File No. 333-115619), filed May 19, 2004;

The Registration Statement on Form S-8 filed by the Registrant with respect to the Jack in the Box Inc. Amended and Restated 2004 Stock Incentive Plan (SEC File No. 333-127765), filed August 23, 2005; and

The Registration Statement on Form S-8 filed by the Registrant with respect to the Jack in the Box Inc. Amended and Restated 2004 Stock Incentive Plan (SEC File No. 333-168554), filed August 5, 2010.

Item 8.    Exhibits.
See Exhibit Index
* * *

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on this 17th day of May 2012.
JACK IN THE BOX INC.

By: /S/ JERRY P. REBEL
Jerry P. Rebel
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
Each director and/or officer of Jack in the Box Inc. whose signature appears below constitutes and appoints Linda A. Lang and Jerry P. Rebel, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/S/ LINDA A. LANG Linda A. Lang	Chairman of the Board and Chief Executive Officer (principal executive officer)	May 17, 2012
/S/ JERRY P. REBEL Jerry P. Rebel	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	May 17, 2012
/S/ DAVID L. GOEBEL David L. Goebel	Director	May 17, 2012
/S/ MADELEINE A. KLEINER Madeleine A. Kleiner	Director	May 17, 2012
/S/ MICHAEL W. MURPHY Michael W. Murphy	Director	May 17, 2012
/S/ JAMES M. MYERS James M. Myers	Director	May 17, 2012
/S/ DAVID M. TEHLE David M. Tehle	Director	May 17, 2012
/S/ WINIFRED M. WEBB Winifred M. Webb	Director	May 17, 2012
/S/ JOHN T. WYATT John T. Wyatt	Director	May 17, 2012

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EXHIBIT INDEX

Number	Description
4.1	Amended and Restated Jack in the Box Inc. 2004 Stock Incentive Plan (1)

4.2	Restated Certificate of Incorporation, as amended(2)

4.3	Certificate of Amendment of Restated Certificate of Incorporation, as amended(3)

4.4	Amended and Restated Bylaws(4)

5	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5)

23.2	Consent of KPMG LLP

24	Power of Attorney (included on signature page)

(1)	Previously filed and incorporated herein by reference to Exhibit C to the registrant's Definitive Proxy Statement filed on January 12, 2012.

(2)	Previously filed and incorporated herein by reference to the registrant's Annual Report on Form 10-K filed on November 20, 2009.

(3)	Previously filed and incorporated herein by reference to the registrant's Current Report on Form 8-K filed September 24, 2007.

(4)	Previously filed and incorporated herein by reference to the registrant's Current Report on Form 8-K filed April 10, 2012.

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